Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-34148) on Form S-3 and Form S-8 (No. 333-202022) of First National Corporation and subsidiaries of our report, dated March 27, 2015, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of First National Corporation and subsidiaries for the year ended December 31, 2014.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
March 27, 2015